 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2017 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2017, the United States Bankruptcy Court for the Southern District of Indiana approved a key employee incentive program (the “KEIP”) for certain employees of hhgregg, Inc. (the “Company”), including Kevin J. Kovacs, the Chief Executive Officer and Chief Financial Officer of the Company. The KEIP is designed to incentivize certain members of executive management who are expected to remain with the Company during the wind-down of the Company and its subsidiaries to achieve benchmarks that will maximize creditor value in connection with the store closing sales and promote monetization of additional assets and control of expenses to be incurred during the wind-down of the Company and its subsidiaries. Payments under the KEIP are tied to five performance goals (the “KEIP Metrics”) including (i) total cash receipts over the course of the store closing process and the Company’s wind-down, starting April 23, 2017 through March 31, 2018, with target receipts of $90 to $110 million; (ii) total cash disbursements over the anticipated life of the bankruptcy case, starting April 23, 2017 through March 31, 2018, with a target of $80 to $85 million (the “Cash Disbursement Metric”); (iii) net recovery from the Company’s phase 2 store closing sales, expressed as a percentage of the cost of the inventory, with a target of 62% to 65%; (iv) the date by which the Company vacates its headquarters, with a target date of August 31, 2017; and (v) cash collected from, and offsets achieved on account of, vendor credits for which the Company or its subsidiaries may be eligible, starting May 25, 2017 through March 31, 2018, with a target of $6.5 to $7.5 million. If all target amounts under the KEIP are achieved, the KEIP will award a total of $675,000 in bonuses. The maximum amount payable under the KEIP - which would only result from extraordinary performance under each of the five KEIP Metrics - is $1.85 million. Payments under the KEIP Metrics will be made in two phases (each a “Measurement Date”): (i) on August 31, 2017, for each metric other than the Cash Disbursements Metric, an amount equal to 50% of awards achieved under each such metric as of such date, up to an aggregate payment cap of $250,000; plus (ii) on March 31, 2018, (a) an amount equal to the incremental achievement under each metric other than the Cash Disbursements Metric since August 31, 2017, plus (b) amounts achieved under the Cash Disbursements Metric as of March 31, 2018, plus (c) amounts that had accrued as of August 31, 2017, which were not paid on that date, without duplication.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the \registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

Dated: July 17, 2017	/s/ Kevin J. Kovacs
Kevin J. Kovacs
President, Chief Executive Officer and Chief Financial Officer

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